Exhibit 99.2

HORIZON LINES REPORTS STRONG GAIN IN FIRST QUARTER EARNINGS

CHARLOTTE, North Carolina, April 28, 2006 – Horizon Lines, Inc. (NYSE:HRZ) reported a strong gain in the first quarter 2006 earnings compared to the first quarter of 2005.

Net income for the first quarter of 2006 was $2.4 million or $.07 per share versus a net loss of $(9.7) million or $(.52) per share in the first quarter of 2005. After adjustment for non-recurring expenses, net income in the first quarter of 2005 was $.3 million or $.01 per share.

Operating revenue increased by $17.3 million or 6.7% to $274.9 million for the first quarter of 2006, compared to $257.6 million during the 2005 first quarter.

Operating income for the first quarter of 2006 was $15.9 million versus $3.8 million in the first quarter of 2005. Absent non-recurring expenses, operating income for the first quarter of 2005 would have been $11.0 million.

Earnings before net interest expense, taxes, depreciation and amortization (EBITDA) was $31.8 million in the 2006 first quarter in comparison to $20.5 million in the first quarter of 2005. Excluding the non-recurring expenses, EBITDA was $27.7 million for the 2005 first quarter. Please see attached reconciliation from net income to EBITDA.

“Horizon Lines picked up in 2006 where we left off in 2005 and the year is off to a great start,” said Chuck Raymond, President and Chief Executive Officer. “All earnings measurements in the first quarter of 2006 were significantly better than in the first quarter of 2005. We closed the transaction on April 11th to lease five new vessels for deployment in our TransPacific 1 Service in the first half of 2007. Investment in our container fleet continued with the acquisition of 1,000 40’ high cube dry containers in the first quarter. Validation of the success of our customer service efforts continued in 2006, with three awards for customer service received already this year.”

The Company confirmed its earnings guidance for the full year 2006, with projections of operating revenue at $1,140 - $1,160 million, EBITDA at $158 - $162 million and earnings per share (EPS) at $.85 - $.90. Earnings guidance for the second quarter of 2006 was also provided, with forecasts of operating revenue of $282 - $287 million, EBITDA of $38 - $40 million and EPS of $.18 - $.20.

Company executives will provide additional perspective on the Company’s quarterly results during its first quarter earnings call, beginning at 11:00 a.m., Eastern Time, today. Those interested in participating in the call may do so by dialing 1-800-240-4186 and asking for the Horizon Lines Earnings Call. Presentation materials and a live audio webcast will be accessible at Horizon Lines’ website www.horizonlines.com. In addition, Horizon Lines’ detailed financial information contained in its Form 10-Q document will be posted on www.horizonlines.com after filing with the Securities and Exchange Commission after the earnings call.

Horizon Lines, Inc. is the nation’s leading Jones Act container shipping and integrated logistics company. It accounts for approximately 36% of total U.S. marine container shipments from the continental U.S. to the three non-contiguous Jones Act markets, Alaska, Hawaii and Puerto Rico, and to Guam.

This press release includes “forward-looking statements,” as defined by federal securities laws, with respect to financial condition, results of operations and business. All forward-looking statements involve risk and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some of which are not predictable or within our control. Actual results may differ materially from expected results.

Factors that may cause actual results to differ from expected results include: substantial debt; restrictive covenants under our debt agreements; decreases in shipping volumes; our failure to renew our commercial agreements with Maersk; rising fuel prices; labor interruptions or strikes; job related claims; liability under multi-employer pension plans; compliance with safety and environmental protection and other governmental requirements; new statutory and regulatory directives in the Untied States addressing homeland security concerns; the successful start-up of any Jones Act competitor; increased inspection procedures and tight import and export controls; restrictions on foreign ownership of our vessels; repeal or substantial amendment of the Jones Act; escalation of insurance costs; catastrophic losses and other liabilities; the arrest of our vessels by maritime claimants; severe weather and natural disasters; our inability to exercise our purchase options for our chartered vessels; the loss of our key management personnel; actions by our significant stockholder, and legal or other proceedings to which we are or may become subject.

In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. We undertake no obligation and specifically decline any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact:

Michael Avara of Horizon Lines, Inc. 1-704-973-7000, or mavara@horizonlines.com

Horizon Lines, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

($ in thousands)

	March 26, 2006	December 25, 2005(1)
Assets
Current assets
Cash and cash equivalents	$32,665	$41,450
Accounts receivable, net of allowance of $6,413 and $6,064 at March 26, 2006 and December 25, 2005, respectively	134,732	119,838
Income taxes receivable	726	470
Deferred tax asset	18,211	16,380
Materials and supplies	25,212	26,355
Other current assets	7,713	5,969

Total current assets	219,259	210,462
Property and equipment, net	194,939	200,597
Goodwill	306,724	306,724
Intangible assets, net	185,939	191,502
Other long term assets	22,418	18,034

Total assets	$929,279	$927,319

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$25,639	$22,368
Current portion of long term debt	2,500	2,500
Other accrued liabilities	114,454	118,483

Total current liabilities	142,593	143,351
Long term debt, net of current	529,151	527,568
Deferred tax liability	65,386	61,880
Deferred rent	39,358	40,476
Other long term liabilities	2,453	2,284

Total liabilities	778,941	775,559

Stockholders’ equity
Common stock, $.01 par value, 50,000,000 shares authorized and 33,544,170 shares issued and outstanding at March 26, 2006 and December 25, 2005	336	336
Additional paid in capital	179,531	179,590
Accumulated other comprehensive income	35	74
Retained deficit	(29,564)	(28,240)

Total stockholders’ equity	150,338	151,760

Total liabilities and stockholders’ equity	$929,279	$927,319

(1)	The balance sheet at December 25, 2005 has been derived from the audited financial statements of Horizon Lines, Inc.

Horizon Lines, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

($ in thousands)

	For the Period December 26, 2005 through March 26, 2006	For the Period December 27, 2004 through March 27, 2005
Operating revenue	$274,934	$257,562
Operating expenses:
Operating expense (excluding depreciation expense)	219,924	206,203
Selling, general and administrative	22,922	29,513
Depreciation and amortization	12,503	12,893
Amortization of vessel drydocking	3,414	3,798
Miscellaneous expense, net	299	1,314

Total operating expense	259,062	253,721

Operating income	15,872	3,841
Other expense:
Interest expense, net	11,720	12,852
Other expense, net	15	3

Income (loss) before income taxes	4,137	(9,014)
Income tax expense (benefit)	1,771	(841)

Net income (loss)	$2,366	$(8,173)

Less: accretion of preferred stock	—	1,561
Net income (loss) available to common stockholders	$2,366	$(9,734)
Net income (loss) per share:
Basic	$0.07	$(0.52)
Diluted	$0.07	$(0.52)
Number of shares used in calculations:
Basic	33,544,170	18,790,879
Diluted	33,596,230	18,790,879
Dividends declared per common share	$0.11	$—

Horizon Lines, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

($ in thousands)

	For the Period December 26, 2005 through March 26, 2006	For the Period December 27, 2004 through March 27, 2005
Cash flows from operating activities:
Net income (loss)	$2,366	$(8,173)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	7,613	8,003
Amortization of other intangible assets	4,890	4,890
Amortization of vessel drydocking	3,414	3,798
Amortization of deferred financing costs	805	780
Deferred income taxes	1,675	(841)
Gain on equipment disposals	(275)	(45)
Stock-based compensation	99	6,412
Accretion of interest on 11% senior discount notes	2,208	3,082
Changes in operating assets and liabilities
Accounts receivable	(14,893)	(16,902)
Materials and supplies	1,143	(144)
Other current assets	(2,000)	1,667
Accounts payable	3,271	(4,955)
Accrued liabilities	(6,912)	(4,448)
Vessel drydocking payments	(4,235)	(5,101)
Other assets/liabilities	(842)	87

Net cash used in operating activities	(1,673)	(11,890)

Cash flows from investing activities:
Purchases of property and equipment	(2,718)	(1,188)
Proceeds from the sale of property and equipment	940	249

Net cash used in investing activities	(1,778)	(939)

Cash flows from financing activities:
Principal payments on long term debt	(625)	(625)
Dividend to stockholders	(3,690)	—
Payment of financing costs	(816)	—
Costs associated with initial public offering	(158)	—
Sale of stock	—	1,108
Distribution to holders of preferred stock	—	(535)
Payments on capital lease obligation	(45)	(53)

Net cash used in financing activities	(5,334)	(105)

Net decrease in cash and cash equivalents	(8,785)	(12,934)
Cash and cash equivalents at beginning of period	41,450	56,766

Cash and cash equivalents at end of period	$32,665	$43,832

Horizon Lines, Inc. and Subsidiaries

Adjusted Net Income

($ in millions)

	Quarter Ended
	March 26, 2006	March 27, 2005
Net Income (Loss)	$2.4	$(8.2)
Adjustments:(a)
Stock Compensation Expense	—	6.4
Management Fees	—	0.8
Interest Expense Reduction	—	2.5
Tax Impact	—	(1.2)

Total Adjustments	—	8.5

Adjusted Net Income	$2.4	$0.3

(a)	These charges are not expected to occur regularly in the ordinary course of business.

Horizon Lines, Inc. and Subsidiaries

Adjusted Operating Income

($ in millions)

	Quarter Ended
	March 26, 2006	March 27, 2005
Operating Income	$15.9	$3.8
Adjustments:(a)
Stock Compensation Expense	—	6.4
Management Fees	—	0.8

Total Adjustments	—	7.2

Adjusted Operating Income	$15.9	$11.0

(a)	These charges are not expected to occur regularly in the ordinary course of business.

Horizon Lines, Inc. and Subsidiaries

Net Income / EBITDA Reconciliation

($ in millions)

	Quarter Ended
	March 26, 2006	March 27, 2005
Net Income (Loss)	$2.4	$(8.2)
Interest Expense, Net	11.7	12.8
Tax Expense (Benefit)	1.7	(0.8)
Depreciation & Amortization	16.0	16.7

EBITDA	31.8	20.5
Stock Compensation Expense	—	6.4
Management Fee	—	0.8

Adjusted EBITDA	$31.8	$27.7

Note: EBITDA is defined as net income plus net interest expense, income taxes, depreciation and amortization. We believe that EBITDA is a meaningful measure for investors as (i) EBITDA is a component of the measure used by our board of directors and management team to evaluate our operating performance, (ii) the senior credit facility contains covenants that require Horizon Lines Holding Corp. to maintain certain interest expense coverage and leverage ratios, which contain EBITDA, and (iii) EBITDA is a measure used by our management team to make day-to-day operating decisions.